Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-91432, 2-72124, 2-85698, 2-97280, 33-37319, 33-37323, 33-59005, 33-55613, 33-10801, 33-11790, 333-90127, 333-79227, 333-30918, 333-103844, 333-134384 and 333-134387 on Form S-8; 2-84252, 33-9706, 33-22196, 33-47213, 333-23025 and 333-80781 on Form S-3; and 33-58117 and 33-48960 on Form S-4 of Millipore Corporation of our report dated March 14, 2006, relating to the financial statements of Serologicals Corporation and Subsidiaries, appearing in this Current Report on Form 8-K/A of Millipore Corporation.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

August 8, 2006